UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 2, 2014 (October 1, 2014)
Education Management Corporation
(Exact name of registrant as specified in charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)
(Commission File Number) 001-34466    (IRS Employer Identification No.) 25-1119571
(Address of principal executive offices)
210 Sixth Avenue
Pittsburgh, Pennsylvania, 15222
(Registrant’s telephone number, including area code) (412) 562-0900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
After 10:30 p.m. Eastern Time on October 1, 2014, pursuant to the proposed restructuring previously disclosed in the Current Report on Form 8-K filed by Education Management Corporation (the “Company”) on September 10, 2014, the Company commenced a private offer (the “Exchange Offer”) to exchange all eligible holders’ outstanding Senior Cash Pay/PIK Notes due 2018 and Senior PIK Toggle Notes due 2018 (collectively, the “Notes”), each co-issued by the Company’s indirect wholly owned subsidiaries Education Management LLC and Education Management Finance Corp., for a combination of mandatory convertible preferred stock and warrants.
The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1, which information is being disseminated to eligible holders of Notes pursuant to the documentation in respect of the Exchange Offer and/or the Company has determined to publicly disclose in connection with the Exchange Offer.
The information in this item is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.
Item 8.01 Other Events.

On October 1, 2014, the Company issued a press release announcing the commencement of the Exchange Offer.
A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.
The following exhibits are filed as part of this report:

99.1	Information Disseminated in Connection with Exchange Offer, dated October 1, 2014

99.2    Press Release of Education Management Corporation, dated October 1, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 2, 2014
Education Management Corporation
By:    /s/ J. Devitt Kramer
Name: J. Devitt Kramer
Title: Senior Vice President, General Counsel               and Secretary